Exhibit 16(i) under Form N-1A
Exhibit 99 under Item 601/Reg.S-K



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

Schedule for Computation      Initial
of Fund Performance Data      Invest of:   $1,000
                              Offering
G P EQUITY                    Price/
                              Share=       $10.31
Return Since Inception
  ending 2/28/98              NAV=         $10.00

FYE:  August 31
                                           Begin                              Capital   Reinvest   Ending                  Total
DECLARED: MONTHLY             Reinvest     Period           Dividend          Gain      Price      Period         Ending   Invest
PAID:  MONTHLY                Dates        Shares           /Share            /Share    /Share     Shares         Price    Value
                              10/31/97     96.993           0.002900000       0.00000   $9.86      97.022         $9.86    $956.63
                              11/28/97     97.022           0.001000000       0.00000   $9.79      97.032         $9.79    $949.94
                              12/31/97     97.032           0.004100000       0.00000   $10.09     97.071         $10.09   $979.45
                              1/30/98      97.071           0.000000000       0.00000   $10.21     97.071         $10.21   $991.10
                              2/27/98      97.071           0.009000000       0.00000   $10.93     97.151         $10.93   $1,061.86



$1,000 (1+T) =                End Value
T =                           6.19%



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